Exhibit 99.2

AI for the Limitless Enterprise

iLearningEngines Reports Fourth Quarter and Full Year 2023 Results

Fourth quarter revenue grew 39% year-over-year to $116 million

Posts record full year revenue of $421 million, up 36% year-over-year, and ARR growth accelerates to 43% year-over-year

BETHESDA, MD April 22, 2024 – iLearningEngines, Inc. (NASDAQ: AILE) (“iLearningEngines”, “ILE”, or “the Company”), a leader in AI-powered learning automation and information intelligence for corporate and educational use, today announced financial results for the fourth quarter and fiscal year ended December 31, 2023.

“The fourth quarter capped off a strong 2023,” said Harish Chidambaran, Chief Executive Officer of iLearningEngines. “During 2023, we expanded our core markets, grew end customers and 497,000 licensed users, achieved 36% revenue growth year-over-year, and reached $447 million of annual recurring revenue1. We are pleased to be carrying this business momentum into the first half of 2024.”

Key Fourth Quarter & Full Year 2023 Financial Highlights

●	Revenue – fourth quarter 2023 revenue of $116 million increased 39% year-over-year. Full year 2023 revenue of $421 million increased 36% year-over-year.

●	Annual Recurring Revenue (“ARR”)[1] – ARR of $447 million increased 43% year-over-year.

●	Net Dollar Retention (“NDR”)[1] – NDR of 125% in 2023 increased compared to 117% in 2022.

●	Net Loss – Fourth quarter GAAP net loss of $4 million. Full year 2023 GAAP net loss of $4 million.

●	Adjusted EBITDA & Adjusted EBITDA Margin[2] – Fourth quarter 2023 adjusted EBITDA of $10 million, and full year 2023 adjusted EBITDA of $23 million. Adjusted EBITDA margin expanded by 240 basis points in Q4 2023 compared to Q4 2022, and 85 basis points in full year 2023 compared to full year 2022.

[1]	For additional information regarding ARR and NDR, please see the section titled “Certain Definitions” at the end of this press release.
[2]	Adjusted EBITDA and Adjusted EBITDA margin are a non-GAAP financial measures. For descriptions and reconciliations of our non-GAAP financial measures to their most comparable GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” and the tables at the end of this press release.

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●	Financial Summary & Operating Metrics (In millions) - Fourth Quarter 2023

Metric	Q4 2023	Q4 2022	Δ Y/Y
Revenue	116	83	39%
ARR	447	314	43%
Gross profit	80	58	38%
Net (loss) income	(4)	8	NM
Adjusted EBITDA	10	3	NM
Adjusted EBITDA Margin	8.6%	3.5%	NM

●	Financial Summary & Operating Metrics (In millions) - Full Year 2023

Metric	FY 2023	FY 2022	Δ Y/Y
Revenue	421	309	36%
ARR	447	314	43%
Gross profit	288	215	34%
Net (loss) income	(4)	11	NM
Adjusted EBITDA	23	13	NM
Adjusted EBITDA Margin	5.6%	4.1%	NM

Recent Business Highlights

●	Strong customer and partner growth includes adding three new value-added resellers (“VARs”) in 2023, bringing total Contracted Customers to 29.

●	Reached more than 4.4 million licensed users at the end of 2023.

●	On April 16, 2024, successfully completed a business combination (the “Business Combination”) transaction with Arrowroot Acquisition Corp. (“Arrowroot”) and began trading as a public company under the ticker “AILE” on April 17, 2024.

●	Appointed Matthew Barger, Ian Davis, Bruce Mehlman, Michael Moe, and Tom Olivier to its Board of Directors.

●	Finished 2023 with 508 employees globally, including 98 full-time employees and 410 contractors.

“Our differentiated AI solutions enable customers to productize their institutional knowledge and drive mission-critical business outcomes,” continued Chidambaran. “In 2024, we intend to continue to invest heavily in R&D, including our industry-specific datasets, while we also execute our sales strategy to drive value for new and existing customers.”

The Company intends to host a conference call in May 2024 to discuss first quarter 2024 financial results.

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About iLearningEngines

iLearningEngines is a leading provider of cloud-based, AI driven, learning and workforce automation solutions mission-critical training for enterprises. iLearningEngines has consistently ranked as one of the fastest growing companies in North America on the Deloitte Technology Fast 500. iLearningEngines’ AI and Learning Automation platform is used by enterprises to productize their enterprise knowledge for consumption throughout the enterprise. The intense demand for scalable outcome-based training has led to deployments in some of the most regulated and detail-oriented vertical markets, including Healthcare, Education, Insurance, Retail, Oil & Gas / Energy, Manufacturing and Government. iLearningEngines was founded by Harish Chidambaran in 2010, and is headquartered in Bethesda, MD with international offices in Dubai, UAE and Trivandrum, Pune and Kochi, India. For more information about iLearningEngines, please visit: www.ilearningengines.com.

IR & Press Contacts

Investor Contact:

Kevin Hunt, ICR Inc.

iLearningEnginesIR@icrinc.com

Press Contact:

Dan Brennan, ICR Inc.

iLearningPR@icrinc.com

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ILEARNINGENGINES, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT
(In thousands, except share amounts)

	Year Ended December 31,			Amount Change		% Change
	2023	2022	2021	2023 vs 2022	2022 vs 2021	2023 vs 2022	2022 vs 2021
Revenue	$420,582	$309,170	$217,867	$111,412	$91,303	36.0%	41.9%
Cost of revenue	132,154	93,890	64,834	38,264	29,056	40.8%	44.8%
Gross profit	288,428	215,280	153,033	73,148	62,247	34.0%	40.7%
Operating expenses:
Selling, general, and administrative expenses	140,897	105,966	74,434	34,931	31,532	33.0%	42.4%
Research and development expenses	128,544	97,436	70,913	31,108	26,523	31.9%	37.4%
Total operating expenses	269,441	203,402	145,347	66,039	58,055	32.5%	39.9%
Operating income	18,987	11,878	7,686	7,109	4,192	59.9%	54.5%
Other (expense) income:
Interest expense	(6,274)	(6,614)	(5,047)	340	(1,567)	5.1%	31.0%
Change in fair value of warrant liability	(771)	248	(83)	(1,019)	331	NM	NM
Change in fair value of convertible notes	(14,147)	-	-	(14,147)	-	NM	NM
Other expense	(45)	(21)	(3)	(24)	(18)	NM	NM
Total other expense, net	(21,237)	(6,387)	(5,133)	(14,850)	(1,254)	NM	24.4%
Net income before income tax (expense) benefit	(2,250)	5,491	2,553	(7,741)	2,938	NM	NM
Income tax (expense) benefit	(2,157)	5,975	(32)	(8,132)	6,007	NM	NM
Net (loss) income	$(4,407)	$11,466	$2,521	$(15,873)	$8,945	NM	NM

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ILEARNINGENGINES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	As of December 31,
	2023	2022
Assets
Current assets:
Cash	$4,763	$856
Restricted cash	2,000	-
Accounts receivable, net of provision for credit loss of $336 and $0, respectively	73,498	34,698
Contract asset	509	9,408
Prepaid expenses	62	88
Total current assets	80,832	45,050
Receivable from Technology Partner	13,602	10,217
Receivable from related party	465	595
Other assets	729	885
Deferred tax assets, net	5,703	6,798
Deferred transaction costs	3,990	-
Total assets	$105,321	$63,545
Liabilities and shareholders’ deficit
Current liabilities:
Trade accounts payable	$3,753	$787
Accrued expenses	2,982	1,284
Current portion of long-term debt, net	10,517	8,138
Contract liability	2,765	2,106
Payroll taxes payable	3,037	2,789
Other current liabilities	116	237
Total current liabilities	23,170	15,341
Convertible notes	31,547	-
Warrant liability	11,870	7,645
Long-term debt, net	10,679	9,713
Subordinated payable to Technology Partner	49,163	47,495
Other non-current liabilities	74	126
Total liabilities	126,503	80,320

Shareholders’ deficit:
Common Shares $0.0001 par value: 200,000,000 shares authorized: 95,782,605 shares issued and outstanding at December 31, 2023 and December 31, 2022	10	10
Additional paid-in capital	36,384	36,384
Accumulated deficit	(57,576)	(53,169)
Total shareholders’ deficit	(21,182)	(16,775)
Total liabilities and shareholders’ deficit	$105,321	$63,545

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ILEARNINGENGINES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years ended December 31,
	2023	2022	2021
Cash flows used in operating activities:
Net (loss) income	$(4,407)	$11,466	$2,521
Adjustments to reconcile net income to net cash flows used in operating activities:
Depreciation and amortization	128	77	—
Share based compensation expense	—	—	39
Amortization of debt discount and debt issuance costs	2,103	3,248	2,186
Provision for deferred taxes	1,095	(6,798)	—
Accretion of interest on subordinated payable to Technology Partner	1,668	1,667	1,668
Change in fair value of warrant liability	771	(248)	83
Change in fair value of convertible debts	14,147	—	—
Provision for credit losses	336	—	—
Changes in operating assets and liabilities:
Accounts receivable	(39,136)	(18,740)	(5,395)
Receivable from related party	130	20	(350)
Contract asset	8,899	7,645	2,115
Advance to customer	—	362	(362)
Prepaid expenses and other current assets	26	(31)	(56)
Receivable from Technology Partner	(3,385)	(9,490)	(727)
Trade accounts payable	1,906	163	536
Accrued expenses and other current liabilities	(47)	702	(718)
Contract liability	659	613	613
Subordinated payable to Technology Partner	—	—	(10,503)
Payroll taxes payable	248	401	116
Deferred transaction costs	(1,307)	—	—
Net cash flows used in operating activities	(16,166)	(8,943)	(8,234)
Cash flows (used in) provided by investing activities:
Purchase of property and equipment	(24)	—	(18)
Cash acquired from business acquisition	—	161	—
Net cash flows (used in) provided by investing activities:	(24)	161	(18)
Cash flows provided by financing activities:
Proceeds from term loans	15,000	10,000	7,000
Repayment of term loans	(10,303)	(4,766)	(272)
Proceeds from convertible notes	17,400	—	—
Other financing activities	—	(3)	1
Net cash flows provided by financing activities:	22,097	5,231	6,729
Net change in cash	5,907	(3,551)	(1,523)
Cash and restricted cash, beginning of year	856	4,407	5,930
Cash and restricted cash, end of year	$6,763	$856	$4,407

Supplemental disclosure of cash flows information:
Cash paid during the year for interest	$2,510	$3,557	$922
Supplemental disclosure of non-cash investing and financing information:
Issuance of warrants to purchase common shares	$3,455	$1,027	$3,193
Issuance of equity for acquisition of In2vate, LLC	$—	$883	$—
Accrued transaction costs	$2,683	$—	$—
Capital contribution from cancellation of convertible notes	$—	$—	$574
Reconciliation of cash and restricted cash
Cash	$4,763	$856	$4,407
Restricted cash	$2,000	$—	$—
Total cash and restricted cash at end of year	$6,763	$856	$4,407

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Certain Definitions

(a)	“ARR” or “Annual Recurring Revenue” means the annualized recurring value of all active maintenance and support contracts at the end of a reporting period. ARR is useful for assessing the performance of the Company’s recurring maintenance and support revenue base and identifying trends affecting the Company’s business. ARR mitigates fluctuations due to seasonality, contract term, sales mix, and revenue recognition timing resulting from revenue recognition methodologies under GAAP. ARR should be viewed independently of revenue as it is an operating measure and is not intended to be combined with or to replace GAAP revenue.

(b)	“NDR” or “Net Dollar Retention” means an operational performance measure that is used to assess client retention and its dollar impact on business. NDR is defined as the ARR in dollars generated in the current period by clients that existed in the prior comparable period divided by the ARR in dollars by those same clients in the prior period. NDR illustrates the impact of upgrades, downgrades, and cancellations in the current period on the existing client base. Since NDR does not factor in revenue from clients acquired in the current period and includes any churn from existing contracted customers, it is believed that it is an accurate measure of client retention. For the avoidance of doubt, NDR does not exclude prior year contracted customers that were not retained in the current year.

a.	NDR is calculated as the dollar value of recurring revenue from existing clients at the end of the prior period, plus the current period’s dollar impact of upsells or cross-sells from the prior period’s existing clients, minus the current period’s dollar impact of churn or downgrades from the prior period’s existing clients, divided by prior period recurring revenues from existing clients.

b.	The dollar impact of upsells or cross-sells is calculated as the sum of incremental recurring revenue between the end of the prior period and the end of the current period from the prior period’s existing clients that expanded usage of our products resulting in incremental recurring revenues earned in the current period.

c.	The dollar impact of churn or downgrades is calculated as the difference in recurring revenue between the end of the prior period and the end of the current period from the prior period’s existing clients that have decreased in usage or are no longer revenue contributing customers.

(c)	“NM” means not meaningful

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Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 with respect to the Business Combination. Forward looking statements generally are accompanied by words such as “believe,” “may,” “will, “estimate,” “continue,” “anticipate,” “intend,” expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” the negative forms of these words and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the potential benefits of the Business Combination, the Company’s future growth prospects, the Company’s plans to invest heavily in R&D, including industry-specific datasets, the Company’s ability to drive value for new and existing customers and the Company’s ability to address market opportunities across artificial intelligence. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the iLearningEngines’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions this press release relies on. Many actual events and circumstances are beyond the control of iLearningEngines. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; iLearningEngines’ failure to realize the anticipated benefits of the Business Combination; risks related to the rollout of iLearningEngines’ business and the timing of expected business milestones; iLearningEngines’ dependence on a limited number of customers and partners; iLearningEngines’ ability to obtain sufficient financing to pay its expenses incurred in connection with the closing of the business combination; the ability of iLearningEngines to issue equity or equity-linked securities or obtain debt financing in the future; risks related to iLearningEngines’ need for substantial additional financing to implement its operating plans, which financing it may be unable to obtain, or unable to obtain on acceptable terms; iLearningEngines’ ability to maintain the listing of its securities on Nasdaq or another national securities exchange; the risk that the Business Combination disrupts current plans and operations of iLearningEngines; the effects of competition on iLearningEngines future business and the ability of iLearningEngines to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; risks related to political and macroeconomic uncertainty; the outcome of any legal proceedings that may be instituted against iLearningEngines or any of their respective directors or officers, including litigation related to the Business Combination; the impact of the global COVID-19 pandemic on any of the foregoing risks; and those factors discussed in the Company’s registration statement on Form S-4, as amended or supplemented, under the heading “Risk Factors,” and other documents the Company has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that iLearningEngines does not presently know, or that iLearningEngines does not currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect iLearningEngines’ expectations, plans, or forecasts of future events and views as of the date of this communication. iLearningEngines anticipate that subsequent events and developments will cause iLearningEngines’ assessments to change. However, while iLearningEngines may elect to update these forward-looking statements at some point in the future, iLearningEngines specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing iLearningEngines’ assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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Non-GAAP Financial Measures

In addition to financial information prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), this press release also contains adjusted EBITDA and adjusted EBITDA margin. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods.

Adjusted EBITDA is calculated net (loss) income plus: (1) interest, (2) taxes, (3) depreciation and amortization, (4) stock-based compensation and other stock-settled obligations; (5) goodwill, long-lived assets and intangible asset impairments; (6) legal reserves and settlements; (7) restructuring and other related reorganization costs; and (8) non-recurring expenses and income. Adjusted EBITDA is a performance measure that the Company uses to assess its operating performance and the operating leverage within its business. The Company monitors Adjusted EBITDA as a non-GAAP financial measure to supplement the financial information it presents in accordance with GAAP to provide investors with additional information regarding its financial results. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by revenue.

The Company believes the use of non-GAAP financial measures helps indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company’s baseline performance before items that are considered by the Company not to be reflective of the Company’s ongoing results. See the attached reconciliation tables for details of the amounts excluded and included to arrive at certain of the non-GAAP financial measures.

These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the Company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP financial measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

The following table presents a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable financial measure stated in accordance with GAAP, for the periods presented:

	Year Ended December 31,
	2023	2022	2021
	(Dollars in thousands)
Net (loss) income	$(4,407)	$11,466	$2,521
Interest expense	6,274	6,614	5,047
Income tax expense (benefit)	2,157	(5,975)	32
Depreciation and amortization	128	77	-
EBITDA	4,152	12,182	7,600
Other expense	45	21	3
Share-based compensation expense	-	-	39
Transaction costs[3]	4,280	709	159
Change in fair value of warrant liability	771	(248)	83
Change in fair value of convertible notes	14,147	-	-
Adjusted EBITDA	$23,395	$12,664	$7,884
Adjusted EBITDA Margin	5.6%	4.1%	3.6%

[3]	Represents legal, tax, accounting, consulting, and other professional fees related to the merger with Arrowroot and previously explored strategic alternatives, all of which are non-recurring in nature.